Exhibit 99.1

NEWS RELEASE

CONTACT:
CreditRiskMonitor.com, Inc.
Jerry Flum, CEO
(845) 230-3030
ir@crmz.com

FOR IMMEDIATE RELEASE

CreditRiskMonitor Declares Dividend

VALLEY COTTAGE, NY—November 1, 2017—CreditRiskMonitor (OTCQX: CRMZ) announced that its Board of Directors has declared a dividend of $0.05 per outstanding share of its common stock. The dividend will be payable on December 11, 2017 to shareholders of record of the Corporation at the close of business on November 22, 2017.

Jerry Flum, CEO said, “I’m happy to announce that the Board of Directors has approved a regular dividend. The Board feels that with the Company’s strong balance sheet it is only appropriate to continue paying this regular annual dividend to our shareholders.”

Overview

CreditRiskMonitor (http://www.creditriskmonitor.com) is a Web-based publisher of financial information, designed to save time and help busy corporate credit and procurement professionals manage risk. The service offers comprehensive commercial credit reports covering public companies worldwide. Over 35% of the Fortune 1000 already use CreditRiskMonitor’s timely news alerts and reports that feature detailed analyses of financial statements, ratio analysis and trend reports, peer analyses, bond agency ratings, as well as the Company’s  proprietary FRISK® scores, which have been proven predictive in anticipating corporate financial stress, including bankruptcy.

Safe Harbor Statement

Certain statements in this press release, including statements prefaced by the words "anticipates", "estimates", “believes", "expects" or words of similar meaning, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance, expectations or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, including, among others, those risks, uncertainties and factors referenced from time to time as "risk factors" or otherwise in the Company's Registration Statements or Securities and Exchange Commission Reports. We disclaim any intention or obligation to revise any forward-looking statements, whether as a result of new information, a future event, or otherwise.